Exhibit 10.38

PREFERRED STOCK PURCHASE AGREEMENT

THIS PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of August 10, 2012 (the “Effective Date”), is made by and between American Media, Inc. (“Purchaser”) and Hudson Publications, LLC (“Seller”).

RECITALS

1.	Seller desires to sell to Purchaser all of Seller’s Series A Preferred Stock (as defined in that certain Certificate of Designations for Series A Preferred Stock of the Corporation (as defined below), dated as of the date hereof (the “Certificate of Designations”)) in Odyssey Magazine Publishing Group, Inc., a Delaware corporation (the “Corporation”) (collectively, the “Preferred Stock”), and Purchaser desires to purchase the Preferred Stock from Seller, upon and subject to the terms of this Agreement.

2.	The Preferred Stock is subject to certain restrictions contained in the Certificate of Designations and the Bylaws of the Corporation (the “Bylaws”).

3.	Purchaser and Seller are party to that certain Membership Interest Purchase Agreement, dated as of April 1, 2012, by and between Purchaser and Seller (the “Membership Interest Purchase Agreement”), pursuant to which Purchaser agreed to acquire, on an installment basis, from Seller all of the membership interests owned by Seller in Odyssey Magazine Publishing Group LLC (the “Company”).

4.	The Company has been governed by that certain Limited Liability Company Agreement of the Company, dated as of June 22, 2011 and amended as of April 1, 2012, by and between Purchaser and Seller (the “LLC Agreement”).

5.	On the date hereof, the Company converted to the Corporation (the “Conversion”) pursuant to the filing of a Certificate of Conversion and a Certificate of Incorporation with the Secretary of State of the State of Delaware.

6.	The Conversion was authorized by the Board of Managers of the Company pursuant to that certain Unanimous Written Consent of the Board of Managers in Lieu of a Meeting, dated as of the date hereof, attached hereto as Exhibit A (the “Consent”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the respective representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser, intending to be legally bound, hereby agree as follows:

1. Purchase and Sale of Preferred Stock. Upon the terms and subject to the conditions set forth in this Agreement, and in reliance upon the representations and warranties herein made by each party, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the Preferred Stock, which shall be acquired in multiple closings in accordance with the schedule set forth on Schedule 1 hereto.

2. Purchase Price.

(a) As the purchase price for each additional tranche of Preferred Stock (each, a “Purchase Price”), Purchaser will pay, or cause to be paid, to Seller in immediately available funds the total payment amount set forth on Schedule 1 within three business days of each closing date. The total Purchase Price is $7,153,126, as detailed on Schedule 1. Upon making payments of Purchase Price, Purchaser shall automatically acquire additional portions of the Preferred Stock in accordance with Schedule 1.

3. Representations and Warranties.

(a) Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as follows:

(i) Seller has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Seller.

(ii) This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights of creditors or general principles of equity.

(iii) The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not (A) violate any provision of any existing law, statute, rule, regulation or ordinance applicable to Seller or (B) conflict with, result in any breach of or constitute a default under (1) the organizational documents of Seller, (2) any order, writ, judgment, award or decree of any court, governmental authority, bureau or agency to which Seller is a party or by which Seller may be bound, or (3) any contract or other agreement or undertaking to which Seller is a party or by which Seller may be bound.

(iv) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, is required by or with respect to Seller in connection with the execution and delivery of this Agreement or the consummation by Seller of the transactions contemplated hereby.

(v) Seller has, and upon transfer by Seller of the Preferred Stock hereunder Purchaser will have, good and marketable title to the Preferred Stock, free and clear of any claims, liens, encumbrances, security interests, restrictions and adverse claims of any kind or nature whatsoever, other than as contained in the Bylaws and applicable securities laws. There are no outstanding subscriptions, options, warrants, rights, contracts, understandings or agreements to purchase or otherwise acquire the Preferred Stock.

(b) Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

(i) Purchaser has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Purchaser.

(ii) This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms except as enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights of creditors or general principles of equity.

(iii) The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not (A) violate any provision of any existing law, statute, rule, regulation or ordinance applicable to Purchaser or (B) conflict with, result in any breach of or constitute a default under (1) the organizational documents of Purchaser, (2) any order, writ, judgment, award or decree of any court, governmental authority, bureau or agency to which Purchaser is a party or by which Purchaser may be bound, or (3) any contract or other agreement or undertaking to which Purchaser is a party or by which Purchaser may be bound.

(iv) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement or the consummation by Purchaser of the transactions contemplated hereby.

4. Acceleration.

(a) Acceleration Events. The occurrence of any one or more of the following events will constitute an event of acceleration hereunder with respect to Purchaser (an “Acceleration Event”):

(i) If Purchaser breaches any of its obligations under this Agreement, including the payment when due of any portion of the Purchase Price and interest thereon, and any such breach continues for five (5) business days after Purchaser has received written notice of such breach from Seller;

(ii) If Purchaser or the Corporation, under the laws of any jurisdiction: (i) is dissolved, liquidated or wound up, or otherwise ceases doing business; (ii) becomes insolvent or is unable to pay its debts as they become due; (iii) consents to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) makes a general assignment for the benefit of its creditors; (v) institutes a proceeding under any Federal, state or foreign bankruptcy or insolvency law; or (vi) has instituted involuntarily against it any such proceeding that is not dismissed within 30 days thereafter; or (vii) takes substantial steps in furtherance of the foregoing;

(iii) The consummation of (A) any transaction or series of related transactions conducted at arm’s length for consideration of cash only or cash and the assumption of debt, that results in the sale or disposition of all of the business and assets of Purchaser, whether by sale of stock, sale of assets, merger or otherwise in any form of transaction that would have a similar result or effect or (B) any primary initial public offering of a majority (on a fully diluted basis) stake of Purchaser; or

(iv) If David J. Pecker ceases to be Chief Executive Officer of Purchaser.

(b) Remedies. Upon the occurrence of an Acceleration Event (unless waived in writing by Seller), Seller’s sole and exclusive remedy is, at Seller’s option, by written notice to Purchaser, to declare the entire unpaid Purchase Price, together with all accrued interest thereon, immediately due and payable within 30 days of the Acceleration Event. Upon making any such accelerated payment, Purchaser shall automatically acquire any of Seller’s remaining Preferred Stock. If Purchaser fails to make timely payment, then a default interest rate of nine (9%) percent shall accrue per annum. In the event of any litigation or other proceeding is necessary to enforce any parties’ rights, the losing party shall pay the reasonable attorney fees, plus costs to the other party.

5. Termination of Membership Interest Purchase Agreement.

The Membership Interest Purchase Agreement is hereby terminated in its entirety and is of no further force and effect without any further action on the part of, or liability by, Purchaser or Seller.

6. Seller Consent to Conversion.

The Seller hereby consents, in its capacity as a member of the Company, to the Conversion and the matters contemplated in the Consent attached hereto as Exhibit A (the “Consent”), including but not limited to, the adoption, approval, ratification and confirmation of the form, terms and provisions of the Certificates (as defined in the Consent), together with all related documents contemplated thereby or necessary or appropriate to give effect thereto, and all transactions contemplated thereby.

7. Minority Protections.

Until Purchaser has purchased all of the Preferred Stock from Seller hereunder, Purchaser will take all steps necessary to cause Seller to have the same minority protections with respect to the Preferred Stock as Seller had as a Member under the LLC Agreement, mutatis mutandis, (including, but not limited to, right of first offer, right of first refusal and information rights and all rights provided in Articles 3.5, 4.4, 5.3, 6.2, 9.1, Article 12 and Article 15 of the LLC Agreement).

Without limiting the availability of any other remedies at law or at equity, Seller shall be entitled to preliminary and permanent injunctive relief against the Purchaser and the Corporation for any breach or threatened breach of this Paragraph 7.

8. Miscellaneous.

(a) No Brokers. Purchaser and Seller each represent to the other that neither it nor any of its respective affiliates have employed any broker or finder or incurred any liability for any brokerage or finder’s fees or commissions or expenses related thereto in connection with the negotiation, execution or consummation of this Agreement or any of the transactions contemplated hereby and respectively agree to indemnify and hold the other parties hereto harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or any of its affiliates.

(b) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or between the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(c) Assignment; Binding Effect; Third Party Beneficiaries. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns. There are no third party beneficiaries having rights under or with respect to this Agreement.

(d) Further Assurances. If any further action is necessary or reasonably desirable to carry out this Agreement’s purposes, each party will take such further action (including executing and delivering any further instruments and documents and providing any reasonably requested information) as any other party reasonably may request.

(e) Specific Performance; Remedies. Each party acknowledges and agrees that the other parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

(f) Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(g) Governing Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law principles. All disputes between the parties hereto not otherwise resolved amicably shall be heard and determined within the state or federal court of competent jurisdiction located in New York County, New York, which court shall have sole and exclusive jurisdiction thereof. The parties hereto shall not challenge venue or jurisdiction of such forum, and the parties each waive to the fullest extent permitted by law any and all objection such parties may have with respect to such venue.

(h) Amendment. This Agreement may not be amended or modified except by a writing signed by each of the parties.

(i) Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

(j) Expenses. Each party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors and accountants.

(k) Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, which delivery may be made by exchange of copies of the signature page by facsimile or electronic transmission. For purposes of determining whether a party has signed this Agreement or any documents contemplated hereby or any amendment or waiver hereof, only a handwritten signature on a paper document or a facsimile or electronic transmission of a handwritten original signature will constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

AMERICAN MEDIA, INC.

By:	/s/ Chris Polimeni
Name:	Chris Polimeni
Title:	EVP-CFO

HUDSON PUBLICATIONS, LLC

By:	/s/ James S. Cohen
Name:	James S. Cohen
Title:	President

Odyssey Magazine Publishing Group, Inc. (With respect to Paragraph 7)

By:	/s/ Chris Polimeni
Name:	Chris Polimeni
Title:	EVP-CFO

Schedule 1

Closing Schedule

Closing Date	Total Payment	# of Shares of Preferred Stock Acquired by Purchaser	Series A Preferred Stock owned by Seller
Effective Date			269
09/30/12	1,085,156	41	228
12/31/12	1,064,063	40	188
03/31/13	1,042,969	39	149
06/30/13	1,021,875	38	111
09/30/13	1,000,781	38	73
12/31/13	979,688	37	36
03/31/14	958,594	36	0

Total	$7,153,126	269